UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           (e) On May 20, 2016, the stockholders of J. C. Penney Company, Inc. (“Company”) approved the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan (“2016 Plan”). The 2016 Plan replaces the J. C. Penney Company, Inc. 2014 Long-Term Incentive Plan.

The 2016 Plan will be administered by, or under the direction of, a committee of the Board of Directors (“Committee”) constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

The 2016 Plan allows for grants of (i) stock options, stock appreciation rights and stock awards (collectively, “Equity Awards”) and cash incentive awards (together, “Awards”) to associate participants selected by the Committee or its delegate and (ii) Equity Awards to non-associate Director participants. Under the 2016 Plan, Awards to associate participants are subject to such conditions as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the 2016 Plan or set by the Committee. The amounts of Awards granted will vary. The terms of each Equity Award will be set forth in a grant notice or grant agreement provided by the Company to the recipient of the Equity Award.

The maximum number of shares of the Company’s common stock that may be issued or delivered pursuant to Equity Awards granted under the 2016 Plan is 19,600,000. In no event may more than: (i) 12,250,000 shares of common stock be issued as stock awards over the term of the 2016 Plan; (ii) 19,600,000 shares of common stock be issued pursuant to incentive stock options within the meaning of Section 422 of the Code over the term of the 2016 Plan; (iii) 4,000,000 shares of common stock be granted as stock options or stock appreciation rights, singly or in combination, to any participant in any fiscal year; or (iv) 3,000,000 shares of common stock be granted as Equity Awards, singly or in combination, to any participant in any fiscal year. Performance-based cash incentive awards to any individual associate participant in any calendar year may not exceed the product of $2,000,000 and the number of years in the performance cycle. Annual Equity Awards granted to each non-associate Director may not exceed $500,000 based on grant date fair value.

The 2016 Plan became effective on May 20, 2016 and will expire (unless earlier terminated by the Board of Directors) on May 31, 2019.

The foregoing description of the 2016 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2016 Plan. A copy of the 2016 Plan was filed as Annex A to the Company’s 2016 Notice of Annual Meeting of Stockholders and Proxy Statement filed on Schedule 14A with the SEC on March 23, 2016 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 20, 2016. At the Annual Meeting, stockholders considered and voted upon five proposals: (1) to elect eleven directors nominated by the Board of Directors for a one-year term expiring at the next annual meeting of stockholders or until their successors are elected and qualified; (2) to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending January 28, 2017; (3) approval of adoption of the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan; (4) approval of adoption of the J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan; and (5) to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The final results of the voting on each proposal were as follows:

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen Barrett	159,867,631	18,464,389	586,402	73,026,752
Marvin Ellison	176,988,493	1,455,432	474,497	73,026,752
Amanda Ginsberg	161,844,398	16,430,666	643,358	73,026,752
B. Craig Owens	176,747,438	1,518,218	652,766	73,026,752
Lisa Payne	177,170,723	1,179,831	567,868	73,026,752
J. Paul Raines	175,515,720	2,800,998	601,704	73,026,752
Leonard Roberts	175,082,399	3,201,096	634,927	73,026,752
Javier Teruel	175,291,511	2,978,594	648,317	73,026,752
R. Gerald Turner	160,244,781	18,082,646	590,995	73,026,752
Ronald Tysoe	159,780,854	18,407,433	730,135	73,026,752
Myron E. Ullman, III	175,886,342	2,667,037	365,043	73,026,752

2. Ratification of Appointment of Independent Auditor.

For	Against	Abstain	Broker Non-Votes
249,302,070	1,809,726	833,378	N/A
3. Adoption of the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
164,264,799	14,065,759	587,864	73,026,752
4. Adoption of the J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
174,862,108	3,586,974	469,340	73,026,752
5. Advisory Vote on Compensation of Executive Officers.

For	Against	Abstain	Broker Non-Votes
140,130,419	37,829,470	958,533	73,026,752

Item 8.01	Other Events.

On May 20, 2016, the Company’s independent directors elected Ronald Tysoe as the Company’s lead independent director, effective immediately. Mr. Tysoe succeeds Thomas Engibous, who retired from the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1
J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company's 2016 Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed on March 23, 2016, SEC File No. 001-15274).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By:     /s/ Janet Link
Janet Link
Executive Vice President,
General Counsel

Date: May 20, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1
J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company's 2016 Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed on March 23, 2016, SEC File No. 001-15274).